Exhibit 99.1

Reliance Global Group Provides Year-End Update on RELI Exchange

Reports more than 60%  increase in total RELI Exchange policies following onboarding of Fortman Insurance under new “One-Firm” approach

Adds two new insurance carriers, resulting in 35 carriers now within the network

365 agents now on the RELI Exchange platform

RELI Exchange positioned for further growth heading into 2024

LAKEWOOD, N.J., December 19, 2023 — Reliance Global Group, Inc. (Nasdaq: RELI; RELIW) (“Reliance”, “we” or the “Company”), today provided an update on its business-to-business InsurTech platform, RELI Exchange.

Ezra Beyman, CEO of Reliance, stated, “Since the launch of RELI Exchange last year, the platform has rapidly become one of the premier agency partner networks in the country. At the same time, we continue to enhance the platform to provide an even more compelling value proposition for both existing agency partners and potential agency partners. Notably, we have witnessed a more than 60% increase in total RELI Exchange policies following the onboarding of Fortman Insurance under our new and fully integrated “One-Firm” approach. Additionally, RELI Exchange continues to add new commercial insurance carriers to its already robust lineup, allowing our agency partners to expand their business further by providing competitive insurance quotes across a variety of insurance products. With the recent addition of two new carriers, we now offer coverage from more than 35  insurance carriers nationwide. Through our AI and machine learning algorithms, agents can provide quotes from a wide array of carriers across the nation in just a few minutes, ensuring that their clients are getting a diverse and competitive selection to choose from. All of this has served to accelerate the growth of the platform as evidenced by the fact we now have more than 365 agencies in our exclusive Agency Partner network. Moreover, our agency partners have competitive offerings in all 46 states in which we operate. With the U.S. insurance market’s vast potential, valued at approximately $2.7 trillion in 2021 and anticipated to grow by 26% to $3.4 trillion by 2027, we believe that the success of the RELI Exchange platform positions the Company to continue its growth and gain market share heading into 2024.”

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI, RELIW) is an InsurTech pioneer, leveraging artificial intelligence (AI), and cloud-based technologies, to transform and improve efficiencies in the insurance agency/brokerage industry. The Company’s business-to-business InsurTech platform, RELI Exchange, provides independent insurance agencies an entire suite of business development tools, enabling them to effectively compete with large-scale national insurance agencies, whilst reducing back-office cost and burden. The Company’s business-to-consumer platform, 5minuteinsure.com, utilizes AI and data mining, to provide competitive online insurance quotes within minutes to everyday consumers seeking to purchase auto, home, and life insurance. In addition, the Company operates its own portfolio of select retail “brick and mortar” insurance agencies which are leaders and pioneers in their respective regions throughout the United States, offering a wide variety of insurance products. Further information about the Company can be found at https://www.relianceglobalgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as the same may be updated from time to time. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: RELI@crescendo-ir.com